As filed with the Securities and Exchange Commission on August 31, 2000

                                                    Registration No. 033-49162
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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SUMMIT AUTONOMOUS INC.
            (Exact name of registrant as specified in its charter)

            Massachusetts                              04-2897945
       (State or other Jurisdiction of    (I.R.S. Employer Identification No.)
        Incorporation or Organization)

                               21 Hickory Drive
                               Waltham, MA 02154

         (Address of Principal Executive Offices, including Zip Code)
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                SUMMIT TECHNOLOGY, INC. 1992 STOCK OPTION PLAN
                             FOR OUTSIDE DIRECTORS
                             (full title of plan)
                 -------------------------------------------


                              Robert J. Palmisano

                     President and Chief Executive Officer
                            Summit Autonomous Inc.
                               21 Hickory Drive
                               Waltham, MA 02154
                                 781-890-1234
           (Name, Address and Telephone Number of Agent for Service
           --------------------------------------------------------


                 Please send copies of all communications to:
                            Keith F. Higgins, Esq.
                                 Ropes & Gray
                            One International Place
                               Boston, MA 02110
                                 617-951-7000

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


     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Common Stock originally registered hereunder which have not been issued. The Summit Technology, Inc. 1992 Stock Option Plan For Outside Directors, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 31st day of August, 2000.

SUMMIT AUTONOMOUS INC.

/s/ Robert J. Palmisano
----------------------------
By: Robert J. Palmisano
    President, Chief Executive Officer and Director

     Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.

Signature                         Capacity                         Date

/s/ Robert J. Palmisano    President, Chief Executive         August 31, 2000
------------------------   Officer (Principal Executive
Robert J. Palmisano        Officer) and Director


/s/ Daniel L. Schneiderman Acting Chief Financial Officer     August 31, 2000
------------------------   (Principal Financial and
Daniel L. Schneiderman     Accounting Officer)


------------------------   Director                           August ___, 2000
Randy W. Frey

                         Director                           August ___, 2000
---------------------
Richard M. Traskos

                         Director                           August ___, 2000
---------------------
Timothy R.G. Sear

/s/ Gerald D. Cagle      Director                           August 31, 2000
---------------------
Gerald D. Cagle

/s/ Charles E. Miller    Director                           August 31, 2000
---------------------
Charles E. Miller

/s/ C. Allen Baker       Director                           August 31, 2000
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C. Allen Baker